Exhibit 99.1

News Release

Phase 2 ELEKTRA Study of Soticlestat (TAK-935/OV935) Meets Primary Endpoint Reducing Seizure Frequency in Children with Dravet Syndrome or Lennox-Gastaut Syndrome

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Primary endpoint achieved, demonstrating a statistically significant reduction of seizures from baseline compared to placebo (p=0.0007) in the combined Dravet syndrome and Lennox-Gastaut syndrome study population

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Statistically significant reduction in seizure frequency from baseline in Dravet syndrome cohort compared to placebo (p=0.0007); based on strong efficacy results, Takeda and Ovid plan to initiate a Phase 3 registrational program of soticlestat in Dravet syndrome

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Data from Lennox-Gastaut syndrome cohort demonstrated numeric reductions in seizure frequency compared to placebo but did not achieve statistical significance (p=0.1279); data analysis ongoing for the Lennox-Gastaut syndrome patients

−	Soticlestat was well-tolerated and demonstrated a safety profile consistent with the findings of previous studies with no new safety signals identified

−	Ovid to host conference call and webcast today at 8:00 a.m. EDT

New York and Osaka, Japan, August 25, 2020 -- Takeda Pharmaceutical Company Limited (TSE:4502/NYSE:TAK) (“Takeda”) and Ovid Therapeutics Inc. (NASDAQ: OVID) (“Ovid”), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced positive topline results from the randomized Phase 2 ELEKTRA study of soticlestat in children with Dravet syndrome (DS) or Lennox-Gastaut syndrome (LGS). Soticlestat is a potent, highly selective, oral, first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H). It is being investigated by Ovid and Takeda for the treatment of rare developmental and epileptic encephalopathies (DEEs), a group of highly refractory epilepsy syndromes including DS and LGS.

The ELEKTRA study achieved its primary endpoint with high statistical significance, demonstrating a 27.8% median reduction from baseline in convulsive seizure (DS) and drop seizure (LGS) frequency compared to a

3.1% median increase in patients taking placebo during the 12-week maintenance period (median placebo-adjusted reduction=30.5%; p=0.0007, based on the efficacy analysis set of 120 patients with seizure data in the maintenance period). In addition, DS and LGS patients treated with soticlestat demonstrated a 29.8% median reduction in convulsive seizure (DS) and drop seizure (LGS) frequency compared to 0.0% change in median seizure frequency in patients taking placebo during the full 20-week treatment period (titration plus maintenance) of the ELEKTRA study (placebo-adjusted reduction=25.1%; p=0.0024).

In the ELEKTRA DS cohort (n=51), patients treated with soticlestat demonstrated a 33.8% median reduction in convulsive seizure frequency compared to a 7.0% median increase in patients taking placebo during the full 20-week treatment period of the study (median placebo-adjusted reduction in seizure frequency is 46.0%; p=0.0007). Based on these data, the companies plan to meet with regulatory authorities to discuss initiation of a Phase 3 registrational program for soticlestat in patients with DS.

In the ELEKTRA LGS cohort (n=88), patients treated with soticlestat demonstrated a 20.6% median reduction in drop seizure frequency compared to a 6.0.% median reduction in patients taking placebo during the full 20-week treatment period of the study (median placebo-adjusted reduction in seizure frequency is 14.8%; p=0.1279). Additional analyses are being conducted to better understand the potential next steps for the development of soticlestat in this highly heterogenous patient population.

Soticlestat was generally well-tolerated in the ELEKTRA study and demonstrated a safety profile consistent with those of previous studies, with no new safety signals identified. All patients who completed the ELEKTRA study elected to enroll into the ENDYMION open-label extension study and findings from ENDYMION are also reported today.

“We are extremely encouraged by these results, which show a clear statistically significant reduction of seizures in Dravet syndrome patients treated with soticlestat, as well as a trend for seizure reduction in Lennox-Gastaut patients,” said Amit Rakhit, M.D., MBA, President and Chief Medical Officer of Ovid. “We look forward to continuing our collaboration with Takeda to initiate a Phase 3 registrational program for soticlestat in patients with DS, while continuing to analyze the data from patients with LGS in the ELEKTRA and ENDYMION studies to define potential next steps. We also expect to report data from the open-label Phase 2 ARCADE study with soticlestat in patients with CDKL5 deficiency disorder and Dup15q syndrome, two other types of highly-refractory DEEs, later this quarter.”

“It is exciting to see these positive results and to advance soticlestat into late stage clinical development -- initially for the potential treatment of children with Dravet syndrome who need more options to manage treatment-resistant seizures,” said Sarah Sheikh, M.D., M.Sc., MRCP, Head, Neuroscience Therapeutic Area Unit at Takeda. “Soticlestat and its novel mechanism of action were discovered at Takeda and we are enthusiastic about continuing to advance the science and clinical programs as one aligned team, in strong partnership with Ovid Therapeutics.”

“Children with developmental epileptic encephalopathies like DS and LGS need more options to manage their treatment-resistant seizures,” said Dr. Cecil Hahn, M.D., MPH, a Child Neurologist at The Hospital for Sick Children and Associate Professor of Pediatrics at the University of Toronto. “The results of the ELEKTRA study are very promising, particularly for children with DS and represent a clinically significant reduction in seizure burden. Moreover, soticlestat was well-tolerated in this study."

Phase 2 ELEKTRA Study Design and Patient Baseline Demographics

ELEKTRA was an international, multi-center, randomized, double-blind, placebo-controlled study designed to evaluate treatment with soticlestat in pediatric patients, aged 2 to 17 years, with highly refractory epileptic seizures associated with DS (convulsive seizures) or LGS (drop seizures). The study consisted of a four- to six-week screening period to establish baseline seizure frequency, followed by a 20-week double-blind treatment period, including an 8-week dose optimization period and a 12-week maintenance period. During the 8-week dose optimization period, patients were titrated from 100mg twice daily (BID), to 200mg BID to 300mg BID (mg/kg dosing for <60 kg) of orally administered soticlestat.

A total of 141 patients were enrolled in ELEKTRA and 126 completed the study. A modified intent-to-treat (mITT) analysis of 139 patients was performed to evaluate the efficacy endpoints, which includes any patient who enrolled in the study and received at least one dose of study drug. Patients in the study were allowed to be on one to four concomitant anti-epileptic drugs (AEDs), with the majority of patients concomitantly treated with at least three AEDs. The most common AEDs taken by the patients were valproate, clobazam, levetiracetam and topiramate.

Phase 2 ELEKTRA Topline Efficacy Results

The study achieved its primary endpoint, demonstrating a 27.8% median reduction from baseline in convulsive seizure (DS) and drop seizure (LGS) frequency compared to a 3.1% median increase in patients on placebo during the 12-week maintenance period (median placebo-adjusted reduction=30.5%; p=0.0007, based on the efficacy analysis set of 120 patients with seizure data in the maintenance period). During the full 20-week treatment period of the mITT DS patient population, the median percent change from baseline was a 33.8% decrease in seizure frequency compared to a 7.0% increase in seizure frequency for patients receiving placebo (median placebo-adjusted reduction=46.0%; p=0.0007). During the full treatment period of the mITT LGS patient population, the median percent change from baseline was a 20.6% decrease in seizure frequency compared to a 6.0% decrease in patients receiving placebo (median placebo-adjusted reduction=14.8%; p=0.1279).

Phase 2 ELEKTRA Topline Safety Results

Soticlestat was well tolerated in this study. These findings were consistent with previous studies and no new safety signals were identified. The incidence of treatment emergent adverse events was similar in both the treatment and placebo groups with 57 (80.3%) of soticlestat patients experiencing at least one treatment emergent adverse event compared to 52 (74.3%) placebo patients. The most frequent treatment emergent adverse events reported in soticlestat-treated patients with ≥5% difference from placebo were lethargy and constipation. The incidence of serious adverse events was similar in both soticlestat and placebo groups, with 11 (15.5%) in soticlestat experiencing at least one treatment emergent serious adverse event compared to 13 (18.6%) in placebo. There were no deaths reported.

ENDYMION Open-Label Extension Study Update

All patients who completed the ELEKTRA trial elected to roll over into the ENDYMION open-label extension study. The primary objective of ENDYMION is to assess the long-term safety and tolerability of soticlestat over four years of treatment in patients with rare epilepsies and, secondarily, to evaluate the effect of soticlestat on seizure frequency over time.

Data from the ELEKTRA patients who have rolled over into the ENDYMION study are supportive of results in the core study. The data indicate maintenance of effect over 6 months in those patients originally randomized to soticlestat, and similarly reduced seizure frequency as compared to baseline in those patients previously assigned to the placebo arm. No new safety signals were identified in ENDYMION.

About Soticlestat (TAK-935/OV935)

Soticlestat is a potent, highly selective, first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H), with the potential to reduce seizure susceptibility and improve seizure control. CH24H is predominantly expressed in the brain, where it converts cholesterol into 24S-hydroxycholesterol (24HC) to adjust the homeostatic balance of brain cholesterol. 24HC is a positive allosteric modulator of the NMDA receptor and modulates glutamatergic signaling associated with epilepsy. Glutamate is one of the main neurotransmitters in the brain and has been shown to play a role in the initiation and spread of seizure activity. Recent literature indicates that CH24H is involved in over-activation of the glutamatergic pathway through modulation of the NMDA channel and that increased expression of CH24H can disrupt the reuptake of glutamate by astrocytes, resulting in epileptogenesis and neurotoxicity. Inhibition of CH24H by soticlestat reduces the neuronal levels of 24HC and may improve excitatory/inhibitory balance of NMDA channel activity.

Takeda and Ovid are sharing in the development and commercialization costs of soticlestat on a 50/50 basis and, if successful, the companies will share in the profits on a 50/50 basis. Takeda will be responsible for commercialization in Japan and has the option to be responsible for commercialization in other countries in Asia and other selected countries. Ovid will be responsible for clinical development activities and commercialization of soticlestat in the United States, Europe, Canada and Israel. Under the terms of the agreement, Takeda received equity in Ovid and may be eligible to receive certain milestone payments based on the advancement of soticlestat.

About Dravet Syndrome and Lennox-Gastaut Syndrome

Dravet syndrome and Lennox-Gastaut syndrome are types of developmental and epileptic encephalopathies (DEEs), a heterogeneous group of rare epilepsy syndromes. Dravet and Lennox-Gastaut syndrome typically become apparent during infancy or early childhood and are highly refractory to many antiseizure medications.

Dravet syndrome is most commonly caused by a genetic mutation in the SCN1A gene and affects approximately 1 in 15,000 to 1 in 21,000 people in the United States. Dravet syndrome is characterized by prolonged focal seizures that can evolve to convulsive tonic-clonic seizures. Children with Dravet syndrome experience developmental disabilities as seizures increase. Other common symptoms include changes in appetite, difficulty balancing and a crouched gait when walking.

Lennox-Gastaut syndrome is estimated to affect approximately 1 in 11,000 people in the United States. Lennox-Gastaut syndrome is a heterogeneous condition and characterized by several different types of seizures, most commonly atonic (drop), tonic and atypical absence seizures. Children with Lennox-Gastaut syndrome may also develop cognitive dysfunction, delays in reaching developmental milestones and behavioral problems. Lennox-Gastaut syndrome can be caused by a variety of underlying conditions, but in some cases no cause can be identified.

Ovid Conference Call and Webcast Information

Ovid Therapeutics will host a live conference call and webcast today at 8:00 a.m. Eastern Time. The live webcast can be accessed by visiting the Investors section of the Company’s website at investors.ovidrx.com. Alternatively, please call 866-830-1640 (U.S.) or 210-874-7820 (international) to listen to the live conference call. The conference ID number for the live call is 7926217. A replay of the webcast will be available on the Company’s website following the live conference call.

About Takeda Pharmaceutical Company Limited

Takeda Pharmaceutical Company Limited (TSE:4502/NYSE:TAK) is a global, values-based, R&D-driven biopharmaceutical leader headquartered in Japan, committed to bringing Better Health and a Brighter Future to patients by translating science into highly-innovative medicines. Takeda focuses its R&D efforts on four therapeutic areas: Oncology, Rare Diseases, Neuroscience, and Gastroenterology (GI). We also make targeted R&D investments in Plasma-Derived Therapies and Vaccines. We are focusing on developing highly innovative medicines that contribute to making a difference in people's lives by advancing the frontier of new treatment options and leveraging our enhanced collaborative R&D engine and capabilities to create a robust, modality-diverse pipeline. Our employees are committed to improving quality of life for patients and to working with our partners in health care in approximately 80 countries.

For more information, visit https://www.takeda.com.

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estimate, forecast, guarantee or projection of Takeda’s future results.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The Company’s most advanced investigational medicine, OV101 (gaboxadol), is currently in clinical development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935 (soticlestat) in collaboration with Takeda Pharmaceutical Company Limited for the potential treatment of rare developmental and epileptic encephalopathies (DEE). For more information on Ovid, please visit www.ovidrx.com.

Ovid Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the potential benefits, clinical and regulatory development and commercialization of soticlestat, the potential value and benefits of the collaboration with Takeda, the anticipated reporting schedule of clinical data, the likelihood that data will support future development, and the association of data with treatment outcomes. You can identify forward-looking statements because they contain words such as “will,” “appears,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include uncertainties in the development and regulatory approval processes, and the fact that initial data from clinical trials may not be indicative, and are not guarantees, of the final results of the clinical trials and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and/or more patient data become available. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors.” Such risks may be amplified by the COVID-19 pandemic and its potential impact on Ovid’s business and the global economy. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Takeda Media Contacts:
Japanese Media Kazumi Kobayashi kazumi.kobayashi@takeda.com +81 (0) 3-3278-2095	Media outside Japan Chris Stamm chris.stamm@takeda.com +1 (617) 347-7726

Ovid Investors and Media:
Ovid Therapeutics Inc. Investor Relations & Public Relations irpr@ovidrx.com Or
Ovid Investors:	Ovid Media:
Steve Klass Burns McClellan, Inc. +1 (212) 213-0006 sklass@burnsmc.com	Dan Budwick 1AB dan@abmedia.com

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